CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As  independent  public  accountants,  we  hereby  consent  to the  use of  this
Post-Effective Amendment No. 9 of our report dated January 7, 2000 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

                                                       /s/ Arthur Andersen LLP

                                                       ARTHUR ANDERSEN LLP

Cincinnati, Ohio
March 1, 2000